Exhibit 5.2

June 8, 2023

To: Credit Suisse AG Paradeplatz 8 P.O. Box 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

Zurich, June 8, 2023

Credit Suisse AG – Registration Statement on Form F-3

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (CS) in connection with the issuance of Securities (as defined below) by CS, acting through either its head office or one of its branches, under the registration statement on Form F-3 (excluding the documents incorporated by reference therein, the Registration Statement) to be filed by CS under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or about June 8, 2023, for the purpose of registering on or after the date hereof offerings by CS, acting through either its head office or one of its branches, of (i) one or more series of senior or subordinated debt securities (the Debt Securities) to be issued by it on or after the date hereof in accordance with the applicable Indenture (as defined below) and (ii) warrants (the Warrants and, together with the Debt Securities, the Securities) to be issued by it on or after the date hereof in accordance with the Warrants Agreement (as defined below), in each case, on the terms and conditions described in the Registration Statement. As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Securities.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement;

(ii)	an electronic copy of the certain exhibits to the Registration Statement (the Exhibits);

(iii)	an electronic copy of the executed Senior Indenture between CS and The Bank of New York (now known as The Bank of New York Mellon), as trustee, dated as of March 29, 2007, as supplemented by the Second Supplemental Indenture dated as of March 25, 2009, and the Third Supplemental Indenture dated as of September 9, 2020 (as so supplemented, the Senior Indenture);

(iv)	an electronic copy of the executed Subordinated Indenture between CS and The Bank of New York (now known as The Bank of New York Mellon), as trustee, dated as of March 29, 2007, as supplemented by the Sixth Supplemental Indenture dated March 25, 2009 (as so supplemented, the Subordinated Indenture);

(v)	an electronic copy of the executed Warrant Agreement dated as of June 18, 2009 (the Warrant Agreement), between CS and The Bank of New York Mellon, as warrant agent;

(vi)	a certified excerpt from the Commercial Register of the Canton of Zurich dated May 23, 2023, relating to CS (the Excerpt);

(vii)	an electronic copy of the articles of association (Statuten) of CS in their version as of September 4, 2014 (the Articles);

(viii)	an electronic copy of the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse AG, valid as of January 27, 2023 (the Regulations);

(ix)	an electronic copy of (A) the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of December 17, 2008 (the 2008 Funding Authority), and (B) the Global Policy (GP-00200) Funding Authority for Third Party transactions effective as of June 4, 2021 (the 2021 Funding Authority);

(x)	an electronic copy of the certificate of D.A. Joshi, as Chief Financial Officer of CS, dated June 6, 2023 (the Registration Statement Approval).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under the laws of Switzerland.

2/8

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures of CS (whether acting through its head office or through one of its branches) on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;

(d)	the Registration Statement and the Exhibits will be executed and filed with the SEC in the form reviewed by us;

(e)	the Registration Statement will become effective under the Securities Act following SEC review prior to the issuance of Securities;

(f)	none of the Documents furnished to us has been amended, supplemented or terminated;

(g)	if any Securities are issued by CS acting through one of its branches (such branch, the Relevant Issuing Branch), each of CS and the Relevant Issuing Branch have the requisite power and authority under the laws of the jurisdiction in which the Relevant Issuing Branch is domiciled (the Relevant Jurisdiction) to act as provided in the terms of such Securities and all other relevant documents, (ii) the Relevant Issuing Branch has complied and will comply with all internal guidelines required by the Relevant Jurisdiction with respect to the issuance of such Securities, and (iii) as a matter of the laws of the Relevant Jurisdiction, the obligations entered into by the Relevant Issuing Branch are automatically those of CS itself;

(h)	the aggregate issuance amount, as measured by the aggregate offering price, of securities issued pursuant to the Registration Statement will at no time exceed USD 62 billion in accordance with the Registration Statement Approval (the Size Limitation); provided, however, that the aggregate issuance amount of securities issued pursuant to the Registration Statement may exceed the Size Limitation if at or prior to the issuance of any securities in excess of the Size Limitation, an increase in the Size Limitation greater than or equal to the amount by which such securities exceed the Size Limitation has been duly authorized by or on behalf of CS in accordance with the then applicable mandatory Swiss law and corporate rules and guidelines;

3/8

(i)	the Excerpt is correct, complete and up-to-date, and the Articles, the Regulations, the Funding Authority and the Registration Statement Approval are in full force and effect and have not been amended;

(j)	all corporate and other authorizations, approvals, consents, licenses, exemptions and other requirements for the legality, validity and enforceability of any Security (other than those required to be obtained by CS under the federal laws of Switzerland that in our experience are normally applicable to general business entities in relation to transactions of the type contemplated by the Documents) have been duly obtained prior to the execution and issuance thereof, and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(k)	in the case of each Debt Security to be issued, such Debt Security is authenticated and delivered in accordance with the applicable Indenture;

(l)	in the case of each Security to be issued, such Security (i) will be issued exclusively outside of Switzerland, (ii) will not be (A) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3 lit. (h) of the Swiss Financial Services Act of June 15, 2018, as amended (the FinSA), or (B) admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, (iii) if such Security has a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance of November 6, 2019, as amended, will not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document (Basisinformationsblatt) pursuant to article 58(1) of the FinSA (or equivalent document under the FinSA) has been prepared in relation to such Security, (iv) will not constitute a participation in a collective investment scheme within the meaning of the Swiss Federal Act on Collective Investment Schemes of June 23, 2006, as amended, and (v) will otherwise be offered, issued and sold as contemplated in the Registration Statement;

(m)	prior to the issuance of any Security, the terms of such Security and of its issuance and sale have been established in conformity with the relevant Indenture or the Warrant Agreement, as applicable, so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court of governmental body having jurisdiction over CS;

(n)	all relevant documents are within the capacity and power of, and have been validly authorized, executed and delivered by, each party thereto, and each such party (other than CS) is duly incorporated or formed, as applicable, and organized and validly existing under the laws of its jurisdiction of incorporation or formation, as applicable;

(o)	except as expressly opined upon herein, all relevant documents are valid, binding and enforceable obligations of each party thereto;

4/8

(p)	each Security will be legal, valid, binding and enforceable under the laws of the State of New York, which is the law by which such Security is expressed to be governed (except, in the case of any subordinated Security, for the subordination provisions thereof, which are expressed to be governed by the laws of Switzerland), and the choice of (i) in the case of any subordinated Security, the laws of Switzerland as the governing law for the subordination provisions thereof and of the laws of the State of New York as the governing law for all other purposes, and (ii) in the case of any other Security, the laws of the State of New York as the governing law, in each case, provided for in the terms of such Security is valid under the laws of the State of New York; and

(q)	as far as any obligation under any Security is required to be performed in, or by any party organized under the laws of, any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	CS is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	CS has the corporate power and authority to execute, deliver and file the Registration Statement.

3.	CS has taken all necessary corporate action to authorize the execution, delivery and filing of the Registration Statement.

4.	Each Security will, when issued by CS, constitute a valid and legally binding obligation of CS, enforceable against it in accordance with its terms.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	This opinion is confined to the Securities. We do not render any opinion on or express any views relating to any other securities or any guarantees issued by CS or any other entity.

(c)	A determination, calculation, statement or certification as to any matter may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation, statement or certification were shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

5/8

(d)	If proceeds of the Securities are used directly or indirectly in Switzerland at any time while any Security is outstanding in amounts exceeding the amounts permitted under the Swiss withholding tax legislation in force from time to time, the Securities may be reclassified as securities subject to Swiss withholding tax (Verrechnungssteuer) and 35% Swiss withholding tax may apply on any payments made in respect of the Securities relating to interest. In the event of any such imposition of Swiss withholding tax, if the terms of any Security provide for the gross-up of payments to the extent (Swiss) withholding tax is imposed on payments by CS under such Security, such obligation (and any similar gross-up obligation in any other document, security or guarantee) could, to the extent relating to interest payments on such Security, violate article 14(1) of the Swiss Withholding Tax Act of October 13, 1965, as amended, which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any taxable payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(e)	As used in this opinion, the terms "enforceable" and "enforceability" mean that the relevant obligation or provision is of a type enforced by the Swiss courts in accordance with, and subject to, the rules of procedure applicable in Switzerland. However, enforceability of the Securities may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors and secured parties in general (including, without limitation, the Swiss Act on Banks and Savings Banks of November 8, 1934, as amended, and the provisions relating to voidable preferences as set forth in articles 285 et seqq. of the Swiss Debt Enforcement and Bankruptcy Act of April 11, 1889, as amended), laws or principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in articles 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)	the nature of the remedies available in the Swiss courts (and nothing in this opinion should be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(f)	Under Swiss law, jurisdiction clauses may have no effect with regard to actions relating to, or deemed to be brought in connection with, insolvency procedures, which, as a rule, must be brought before the court at the place of the relevant insolvency procedure.

(g)	Contractual submissions to a particular jurisdiction are subject to mandatory provisions on the protection of consumers, insured persons and employees pursuant to the Private International Law Act and bilateral and international treaties by which Switzerland is bound (including, but not limited to, Convention on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007, as amended (the Lugano Convention)).

6/8

(h)	Rights and claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, (i) limitations may apply to any provision in any Security or any other document, security or guarantee that limits the liability of any party thereto or provides for indemnification or contribution obligations of CS, if a Swiss court finds that such party or the indemnified person, respectively, acted willfully or negligently, and (ii) any party's obligation to pay an amount under any Security or any other document, security or guarantee may be unenforceable if a Swiss court finds that such amount constitutes an excessive penalty (such as exemplary or punitive damages).

(i)	The enforceability in Switzerland of a foreign judgment rendered against CS is subject to the limitations set forth in (x) bilateral and international treaties by which Switzerland is bound (including, but not limited to, the Lugano Convention), and (y) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)	in the case of sub-clause (y) above and, in certain exceptional cases, sub-clause (x) above, such foreign court had jurisdiction;

(ii)	such judgment has become final and non-appealable, or, in the case of sub-clause (x) above, has become enforceable at an earlier stage;

(iii)	the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, subject to any special provisions provided for by bilateral and international treaties by which Switzerland is bound (including, but not limited to, the Lugano Convention);

(iv)	such judgment on its merits does not violate Swiss law principles of public policy; and

(v)	from a Swiss law perspective, such foreign procedure does not formally or functionally qualify as an insolvency-related, administrative or criminal procedure.

(j)	Enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and any foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.

(k)	It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any political subdivision thereof predicated solely upon the federal or state securities laws of the United States.

(l)	A Swiss court may limit or decline to give effect to an indemnity for legal fees or costs incurred.

(m)	Swiss courts do not consider themselves bound by contractual severability provisions or provisions stating that an agreement may only be amended in writing.

(n)	Pursuant to Swiss law, any mandate, power of attorney or instruction provided to, or appointment of, an agent may be terminated at any time by the principal or the agent, notwithstanding such mandate, power of attorney, instruction or appointment being stated to be irrevocable.

7/8

(o)	Pursuant to the Private International Law Act, the Swiss Code of Civil Procedure of December 19, 2008, as amended, and bilateral and international treaties by which Switzerland is bound (including, but not limited to, the Lugano Convention), as applicable, Swiss courts may order preliminary measures even where they do not have jurisdiction over the substance of the matter.

(p)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.

(q)	We express no opinion on the admissibility or validity of, or the procedures relating to, the registration of the offering of Securities with the SEC.

(r)	Further, we express no opinion on any banking, tax, commercial, accounting, calculating, auditing or other non-legal matter.

*   *   *

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters". In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to CS, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

/s/ Homburger AG

HOMBURGER AG

8/8